EXHIBIT 99.1

PRESS RELEASE

Contact:	John Simmons, VP & CFO Stewart & Stevenson Services, Inc. 713-868-7700

For Immediate Release	Ken Dennard / kdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E
713-529-6600

STEWART & STEVENSON ANNOUNCES FISCAL 2003 SECOND
QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – AUGUST 14, 2003 – Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2003 second quarter results on Thursday, August 28, 2003 at 6:00 a.m. eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, August 28th at 11:00 a.m. eastern time.

What:                           Stewart & Stevenson Second Quarter Earnings Call

When:                        Thursday, August 28th, 2003 – 11:00 a.m. eastern time

How:                    Live via phone - By dialing 303-205-0044 and asking for the Stewart &

Stevenson call at least 10 minutes prior to the start time – OR live over the          Internet by logging on to the web address below:

Where:                     http://www.ssss.com

The call may be accessed on the home page of Stewart & Stevenson’s website under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through September 4, 2003, and may be accessed by dialing 303-590-3000 and using pass code 549600. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.  For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kroan@drg-e.com.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

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